UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

CORONADO BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 13, 2014, Coronado Biosciences, Inc. (the “Company”) executed a Promissory Note (the “Note”) in favor of Israel Discount Bank of New York (the “Bank”) in the amount of $15.0 million. The Company expects to use proceeds from the Note to repay its prior loan from Hercules Technology Growth Capital, Inc. and fund its general working capital needs. The Company may request revolving advances under the Note in a minimum amount of $100,000 (or the remaining amount of the undrawn balance under the Note if such amount is less than $100,000). All amounts advanced under the Note are due in full at the earlier of: (i) February 13, 2016, or (ii) on the Bank’s election following the occurrence and continuation of an event of default. The unpaid principal amount of each advance shall bear interest at a rate per annum equal to the rate payable on the Company’s Money Market Account plus a margin of 150 basis points. The Note contains various representations and warranties customary for financings of this type.

The obligations of the Company under the Note are secured by a security interest in, a general lien upon, and a right of set-off against the Company’s Money Market Account pursuant to the Assignment and Pledge of Money Market Account, dated as of February 13, 2014 (the “Pledge Agreement”). Pursuant to the Pledge Agreement, the Bank may, after the occurrence and continuation of an event of default under the Note, recover from the Money Market Account all amounts outstanding under the Note. The Pledge Agreement contains various representations, warranties, and covenants customary for pledge agreements of this type.

The Company will default on the Note if, among other things, it fails to pay outstanding principal or interest when due. Following the occurrence of an event of default under the Note, the Bank may: (i) declare the entire outstanding principal balance of the Note, together with all accrued interest and other sums due under the Note, to be immediately due and payable; (ii) exercise its right of set-off against any money, funds, credits or other property of any nature in possession of, under control or custody of, or on deposit with the Bank; (iii) terminate the commitments of the Bank; and (iv) liquidate the Money Market Account to reduce the Company’s obligations to the Bank.

The foregoing description of the Note and Pledge Agreement are qualified in their entirety by reference to the full and complete terms contained in the Note and Pledge Agreement which are filed as Exhibits 10.53 and 10.54 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

As described in Item 1.01 above, on February 13, 2014, the Company executed a Note. The Note is attached hereto as Exhibit 10.53. The description of the Note in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.53	Promissory Note dated as of February 13, 2014, in favor of Israel Discount Bank of New York.

10.54	Assignment and Pledge of Money Market Account dated as of February 13, 2014 in favor of Israel Discount Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: February 18, 2014	/s/ Lucy Lu, M.D.
Lucy, Lu, M.D.
Executive Vice President and Chief Financial Officer